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                                                                    Exhibit 10.3

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT ("Agreement"), dated as of [____________], 2000, is made by and among Harbor Global Company Ltd., a Bermuda limited duration company ("Harbor Global"), Calypso Management LLC, a Delaware limited liability company ("Calypso"), Stephen G. Kasnet ("Kasnet") and State Street Bank and Trust Company, as escrow agent ("Escrow Agent").

         This is the Escrow Agreement referred to in the Administration and Liquidation Agreement of even date herewith by and between Harbor Global and Calypso (the "Administration Agreement"), and the Employment Agreement of even date herewith by and between Calypso and Kasnet, (the "Employment Agreement"). Capitalized terms used without specific definition herein shall have the meanings ascribed to them in the Administration Agreement, a copy of which is attached hereto.

         The parties, intending to be legally bound, hereby agree as follows:

1.  Establishment of Escrow

         (a) As soon as practicable following the Time of Distribution, Harbor Global shall deposit with Escrow Agent an amount equal to US$1,800,000 in immediately available funds (as increased by any earnings thereon and as reduced by any disbursements hereunder or losses on investments, the "Escrow Fund"), together with a written notice to Escrow Agent (i) identifying such amount as the deposit being made under this Agreement and (ii) identifying the date of the Time of Distribution. Escrow Agent promptly shall acknowledge receipt thereof.

         (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.  Investment of Escrow Fund

         The Escrow Fund shall be invested in accordance with the written direction of Harbor Global and Kasnet and Escrow Agent shall not be responsible or liable for any loss accruing from any investment made in accordance therewith. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made

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under this Agreement. Absent its timely receipt of such specific written investment instruction from Harbor Global and Kasnet, Escrow Agent shall invest the Escrow Fund in United States Treasury Bills with a maturity of no more than [ ] days. All earnings received from the investment of the Escrow Fund shall be credited to, and shall become a part of, the Escrow Fund (and any losses on such investments shall be debited to the Escrow Fund). Escrow Agent shall have no liability for any investment losses where such investments were made in accordance with this Agreement, including any losses on any investment required to be liquidated prior to maturity in order to make a payment required hereunder.

3.  Termination of Kasnet Employment

         (a) If by or before the second anniversary of the Time of Distribution (as certified to Escrow Agent pursuant to Section 1(a) above), Harbor Global gives a written notice (a "Notice") to Escrow Agent, Kasnet and Calypso stating that there has been an Employment Termination Event (as defined below), Escrow Agent shall pay and distribute to Harbor Global the entire balance of the Escrow Fund at the end of the 30-day period following its receipt of such a Notice, unless prior to such time Kasnet or Calypso gives a notice to Harbor Global and Escrow Agent disputing such Employment Termination Event (a "Counter Notice"). If a Counter Notice is received by Escrow Agent within thirty days of its receipt of a Notice of an Employment Termination Event, Escrow Agent shall distribute the Escrow Fund only (i) in accordance with joint written instructions of Harbor Global and Kasnet, (ii) to Kasnet's estate as provided in
Section 3(c) below, upon receipt by Escrow Agent of a certificate described in
Section 3(c), together with an official certificate of the death of Kasnet,
(iii) following and in accordance with a final determination by an arbitrator (made as provided in Section 6 hereof) determining whether or not there has been an Employment Termination Event, or (iv) in accordance with Section 4 below (whichever is soonest to occur). Any such final determination by an arbitrator shall be evidenced by written notice to Escrow Agent from either Kasnet or Harbor Global certifying that there has been such a final determination (accompanied by a copy of a final order, decree or judgment of a court in the United States of America, if requested by Escrow Agent as provided in Section
6), together with a written legal opinion of counsel for the presenting party to the effect that the order is final. Escrow Agent shall be authorized to act on such final determination and legal opinion without further question. Except as provided in Section 5 hereof, upon payment and distribution of the Escrow Fund in accordance with this Section 3, this Agreement shall be terminated. Upon its receipt of any Notice or Counter Notice, Escrow Agent shall be entitled to presume that a copy likewise has been received by Kasnet and Calypso, but shall notify Kasnet and Calypso no less than seven days prior to any distribution pursuant to a Notice of the date of such intended distribution.




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         (b) For purposes hereof, "Employment Termination Event" shall mean the termination of the Administration Agreement by Harbor Global before the two-year anniversary of the Time of Distribution as a result of (A) Mr. Kasnet's death,
(B) Mr. Kasnet's disability (as set forth in Section 4 of the Employment Agreement), (C) a voluntary termination of employment with Calypso or Harbor Global by Mr. Kasnet, (D) an act by Mr. Kasnet in connection with the performance of his services with Calypso or Harbor Global constituting bad faith, fraud or willful misconduct or (E) a willful failure by Mr. Kasnet to carry out a vote of the Board of Directors of Harbor Global resulting in material economic harm to Harbor Global.

         (c) If on the death of Kasnet, Kasnet's estate does not receive $1,800,000 in life insurance because Harbor Global has not reimbursed Calypso for the life insurance premium referenced in Section 3(b) of the Employment Agreement, the executor of the estate of Kasnet shall be entitled to present a written notice to Escrow Agent (i) certifying that the death of Kasnet has occurred and that the person giving such notice is the executor of the estate of Kasnet, (ii) certifying that Kasnet's estate has not received such amount of life insurance for the reason described in this Section 3(c), (iii) confirming that enclosed therewith is (or that such executor has otherwise caused to be provided to Escrow Agent) an official certificate of the death of Kasnet, and
(iv) instructing Escrow Agent to make payment from the Escrow Fund of the amount of $1,800,000 to the estate of Kasnet (in accordance with payment instructions set forth therein). Upon Escrow Agent's receipt of such certificate, together with an official certificate of the death of Kasnet (and provided the Escrow Fund has not sooner been distributed pursuant to the terms of this Agreement), Escrow Agent shall distribute $1,800,000 of the Escrow Fund (or the amount of the Escrow Fund then remaining, if less) to the estate of Kasnet in accordance with such certificate.

4.  Payments from and Termination of Escrow

         (a) If, on or before the second anniversary of the Time of Distribution (as certified to Escrow Agent pursuant to Section 1(a)), Escrow Agent has not received a Notice of an Employment Termination Event, Escrow Agent shall pay and distribute from the Escrow Fund (A) the lesser of (i) $1,800,000 or (ii) the entire Escrow Fund to Kasnet and (B) 100% of any remaining balance of the Escrow Fund to Harbor Global, in accordance with the payment instructions provided by each party entitled to a distribution hereunder.



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         (b) If, as of the second anniversary of the Time of Distribution (as certified to the Escrow pursuant to section 1(a)), a Notice of an Employment Termination Event has been received by Escrow Agent, the Escrow Fund shall be distributed only in accordance with Section 3 above; provided, however, that if a Counter Notice has been received by Escrow Agent (within the 30-day period described in Section 3) with respect to such Notice, and Escrow Agent subsequently receives written notice (from or on behalf of Harbor Global, Kasnet or Calypso) that an arbitrator has made a final determination that there has not been an Employment Termination Event (accompanied by an opinion of counsel to the effect that such determination is final; and, if requested by Escrow Agent, accompanied by a copy of a final order, decree or judgment of a court in the United States of America), then Escrow Agent shall administer and distribute the Escrow Fund in accordance with Section 4(a) above as though such Notice of Employment Termination Event has not been received.

5.  Agreements Relating to Escrow Agent

         (a) Harbor Global, Calypso and Kasnet acknowledge and agree that Escrow Agent (i) shall not be responsible for any of the agreements referred to herein (including, without limitation, the Administration Agreement or the Employment Agreement) but shall be obligated only for the performance of such duties as are specifically set forth in this Agreement, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of Escrow Agent; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve expense or liability unless it shall have been furnished with indemnity acceptable to it; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof; and (iv) may consult counsel satisfactory to it, including in-house counsel, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (b) Neither Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence, bad faith or willful misconduct. Harbor Global, on one hand, and Calypso and Kasnet on the other, jointly and severally, covenant and agree to indemnify Escrow Agent and hold it harmless




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without limitation from and against any loss, liability or expense of any nature incurred by Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including, but not limited to, legal fees and expenses and other costs and expenses of defending or preparing to defend against any claim of liability in the premises, unless such loss, liability or expense shall be caused by Escrow Agent's gross negligence, bad faith or willful misconduct. In no event shall Escrow Agent be liable for indirect, punitive, special or consequential damages.

         (c) Harbor Global, on one hand, and Calypso and Kasnet, on the other, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Funds under this Agreement, and to indemnify and hold Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against Escrow Agent on any such payment or other activities under this Agreement. Harbor Global, Calypso and Kasnet undertake to instruct Escrow Agent in writing with respect to Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Harbor Global, on one hand, and Calypso and Kasnet, on the other, jointly and severally, agree to indemnify and hold Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which Escrow Agent may be or become subject in connection with or which arises out of this Escrow Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. Notwithstanding anything to the contrary contained in Section 5(b) or (c) hereof, the non-prevailing party in any dispute hereunder shall be primarily responsible for the indemnification of Escrow Agent described in such sections.

         (d) Harbor Global agrees to pay or reimburse Escrow Agent for any legal fees and expenses incurred in connection with the preparation of this Agreement and to pay Escrow Agent's reasonable compensation for its normal services hereunder, both in accordance with the attached fee schedule, which may be subject to change on an annual basis. If Escrow Agent incurs expenses in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by Escrow Agent in connection with the resolution of any claim by any party hereunder, Escrow Agent shall be reimbursed for such expenses, as appropriate, by either (i) the non-prevailing party in connection with the resolution of any claim by any party hereunder or





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(ii) the party requesting Escrow Agent to perform services in excess of its normal services hereunder.

         (e) Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days prior written notice of resignation to the other parties hereto. Prior to the effective date of the resignation as specified in such notice, Harbor Global and Kasnet will issue a joint written instruction to Escrow Agent authorizing redelivery of the Escrow Funds to a successor escrow agent that it selects. Such successor escrow agent shall be a bank or trust company, organized and existing under the laws of the United States or any state thereof, subject to examination by state or federal authorities, and have capital and surplus in excess of $50,000,000. If no successor escrow agent is named by Harbor Global and Kasnet within such time periods, Escrow Agent may appoint a successor escrow agent. The provisions of this Section 5 with respect to the protection of Escrow Agent shall survive the resignation or removal of Escrow Agent or the termination of this Escrow Agreement.

6.  Dispute Resolution

         It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Fund, or should any claim be made upon such Escrow Fund by a third party, Escrow Agent upon receipt of a written notice of such dispute or claim by the parties hereto or a third party, is authorized and entitled to retain in its possession without liability to anyone, all or any of said Escrow Fund until such dispute shall have been settled either by the mutual agreement of the parties involved or by a final determination of an arbitrator in the manner provided in Section 10 of the Employment Agreement, as evidenced (if Escrow Agent so requests) by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceeding which relates to the Escrow Fund.

7.  Force Majeure

         Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.




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8.  Notices

         Any notice permitted or required hereunder shall be deemed to have been duly given if delivered personally, if delivered by courier, if mailed certified or registered mail, postage prepaid, or if transmitted by confirmed telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, to the parties at their addresses set forth below (or such other address as any such party may have notified the others by advance written notice), provided, however, that in no instance shall any notice to Escrow Agent be deemed to have been received by it unless and until received by it:

         (a)      If to the Company:

                  Harbor Global Company Ltd.
                  60 State Street
                  16th Floor
                  Boston, MA  02109-1820
                  Attention:  General Counsel

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Beacon Street
                  Boston, MA  02108-3194
                  Attention:  Louis Goodman
                  Facsimile:  (617) 573-4822

         (b)      If to Calypso:

                  Calypso Management LLC
                  60 State Street
                  Boston, MA  02109-1820
                  Attention:  Stephen G. Kasnet

                  with a copy to:


                  Hill & Barlow
                  One International Place
                  Boston, MA  02110
                  Attention:  Valerie Andrews
                  Facsimile:  (617) 428-3500





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         (c)      If to Kasnet:

                  Stephen G. Kasnet
                  1 University Lane
                  Manchester, MA  01944
                  Facsimile:  (978) 526-1456

                  with a copy to:


                  Hill & Barlow
                  One International Place
                  Boston, MA  02110
                  Attention:  Valerie Andrews
                  Facsimile:  (617) 428-3500


         (d)      If to Escrow Agent:

                  if by mail, to:

                  State Street Bank and Trust Company
                  Global Investors Services Group
                  Corporate Trust Department
                  P.O. Box 778
                  Boston, Massachusetts  02102-0778
                  Attention:  Harbor Global/Calypso Escrow
                  Facsimile:  (617) 662-1466

                  if by hand delivery or by courier to:

                  State Street Bank and Trust Company
                  Global Investors Services Group
                  Corporate Trust Department
                  2 Avenue De Lafayette
                  Boston, Massachusetts  02111-1724
                  Attention:  Harbor Global/Calypso Escrow




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9.  Binding Effect

         This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and permitted assigns.

10.  Governing Law

         This Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts.

11.  Reproduction of Documents

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

12.  Counterparts:  Delivery

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same. This Agreement may be delivered by fax.

13.  Section Headings

         The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

14.  Waiver

         Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate, as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the





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maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the party to be bound; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

15.  Exclusive Agreement and Modification

         This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Harbor Global, Calypso, Kasnet and Escrow Agent.


16.   Tax Reporting; Certification of Taxpayer Identification Numbers

         (a) The parties agree that, for tax reporting purposes, all interest (or other income earned from the investment of the Escrow Fund in any tax year) shall (i) to the extent such interest or other income is distributed by Escrow Agent to any person or entity pursuant to the terms of this Agreement during such tax year, be reported as allocated to such person or entity, and (ii) otherwise shall be reported as allocated to Harbor Global.

         (b) Each of Harbor Global and Kasnet agree to provide Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in case of non-U.S. persons) to Escrow Agent prior to the date on which any income earned on the investment of the Escrow Fund is credited to the Escrow Fund. The parties understand that, in the event their tax identification numbers are not certified to Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Fund.

                      [Signature page immediately follows.]


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                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as an instrument under seal as of the date first written above.


                                        -----------------------------------
                                        STEPHEN G. KASNET


                                        CALYPSO MANAGEMENT LLC



                                        -----------------------------------
                                        By: Donald H. Hunter
                                        Chief Financial Officer


                                        HARBOR GLOBAL COMPANY LTD.





                                        -----------------------------------
                                        By:
                                        Title:


                                        STATE STREET BANK AND TRUST
                                        COMPANY, as Escrow Agent



                                        -----------------------------------
                                        By:
                                        Title:



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                                  FEE SCHEDULE


  ACCEPTANCE FEE

         Waived.

  ANNUAL ESCROW FEE

         An annual fee for ordinary services shall be payable in the amount of $3,500.00 per year or any part of a year (the "Annual Fee"). The Annual Fee shall be due and payable in advance, upon signing of the Escrow Agreement; thereafter upon each anniversary date. The Annual Fee shall be subject to adjustment by the Escrow Agent annually, upon notice.

  INVESTMENT TRANSACTION FEE; WIRE TRANSFER FEES

         An investment charge to cover the purchase and sale of investments held in escrow account under administration shall be charged as follows: (i) 40 basis points (.4%) per annum of the average daily net assets, with respect to investment in SSgA or other selected money market funds, and (ii) with respect to other investments, $65.00 per buy/sell. A wire transfer fee of $20.00 per wire shall be charged for each outgoing wire transfer.

  EXTRAORDINARY ADMINISTRATIVE EXPENSES

         In addition to the Annual Fee, fees for extraordinary services will be determined and charged by appraisal. Such services may include, but are not limited to, additional responsibilities and services incurred in case of default, or dispute or third party claim upon the Escrowed Funds or Escrowed Property.

  OUT OF POCKET EXPENSES

         Out-of-pocket expenses, such as but not limited to counsel fees and expenses, telephone, postage, insurance, shipping charges, outside investment charges and supplies, will be charged at cost.




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